Exhibit 99.1

July 28, 2011	Media Contact:	Michael Hanretta
WILMINGTON, Del.		302-774-4005
michael.j.hanretta@usa.dupont.com
	Investor Contact:	302-774-4994

DuPont Delivers Strong Results in Second Quarter; Increases 2011 Earnings Guidance
Sales Gains in all Segments & Regions and Danisco Acquisition Underpin Growth Outlook

Highlights:

•                  Second-quarter 2011 earnings were $1.37 per share, up 17 percent versus $1.17 per share in the prior year, excluding significant items from both periods (see Schedule B). Reported second-quarter 2011 earnings were $1.29 per share, including significant item charges of $.08 per share related to the acquisition. Reported second-quarter 2010 earnings were $1.26 per share.

•                  Sales increased 19 percent to $10.3 billion with 11 percent higher local prices, 2 percent higher sales volume, 3 percent currency benefit and a 3 percent net increase from portfolio changes.  Sales in developing markets grew 29 percent and represent 30 percent of total sales.

•                  Strong performances in Agriculture, Performance Chemicals and Safety & Protection, and the acquisition of Danisco contributed to a 20 percent increase in segment pre-tax operating income, excluding significant items.

•                  The company is on track versus its full-year 2011 productivity targets for fixed costs and working capital.  Year-to-date fixed cost productivity totals more than $180 million.

•                  The company increased its full-year 2011 earnings outlook, excluding significant items, to a range of $3.90 to $4.05 per share.  The increase reflects strong second-quarter results, the expectation for continued global economic growth and about $.05 per share full-year impact from Danisco on an underlying basis.   Prior guidance was a range of $3.65 to $3.85 per share, excluding the impact of Danisco.

“Our strong second-quarter sales growth across all segments and regions resulted from consistent global execution and customer-focused innovation,” said DuPont Chair and CEO Ellen Kullman.  “We are increasing our earnings outlook for 2011 based on strong performance year—to-date and confidence in our business plans for the second half of the year.  Longer term, we expect additional compelling growth opportunities across our businesses stemming from science-powered innovations and collaboration, including the integration of Danisco’s world-class enzymes, fermentation and specialty food ingredients capabilities with DuPont’s strong industrial biosciences and nutrition & health offerings.”

Global Consolidated Sales and Net Income

Second-quarter 2011 consolidated net sales of $10.3 billion were 19 percent higher than the prior year reflecting 11 percent higher local prices, 2 percent higher volume, 3 percent favorable currency effect and a 3 percent net increase from portfolio changes.  The table below shows regional sales and variances versus the second quarter 2010.

	Three Months Ended		Percentage Change Due to:
	June 30, 2011		Local
		%	Currency	Currency		Portfolio/
(Dollars in billions)	$	Change	Price	Effect	Volume	Other
U.S.	$4.1	14	9	—	1	4
EMEA*	2.6	22	9	8	1	4
Asia Pacific	2.3	26	16	4	4	2
Latin America	0.9	28	12	3	11	2
Canada	0.4	3	5	4	(7)	1

Total Consolidated Sales	$10.3	19	11	3	2	3

* Europe, Middle East & Africa

Second-quarter 2011 net income attributable to DuPont increased 5 percent to $1,218 million versus $1,159 million in 2010. Excluding significant items, net income attributable to DuPont of $1,299 million increased $227 million, or 21 percent, from $1,072 million in the second quarter 2010.  The increase principally reflects higher selling prices, increased sales volume and currency benefit, partly offset by higher raw material, energy, and freight costs.

Earnings Per Share

The table below shows year-over-year earnings per share (EPS) variances for the second quarter.

EPS  ANALYSIS

2Q

EPS 2010	$1.26
Less: significant items (schedule B)	.09
EPS 2010 — Excluding significant items	$1.17

Local prices	.80
Variable cost*	(.46)
Volume	.06
Fixed cost*	(.19)
Currency	.07
Other**	(.02)
Higher shares outstanding	(.04)
Income tax	(.03)
Danisco impact***	.01

EPS 2011 — Excluding significant items	$1.37
Significant items - (schedule B)	(.08)

EPS 2011	$1.29

*	Excludes volume and currency impacts
**	Principally absence of prior-year asset sales and higher interest expense, partly offset by exchange gains
***	After interest expense and additional depreciation/amortization expense related to the fair value step-up of acquired long-lived Danisco assets

Business Segment Performance

The table below shows second quarter 2011 segment sales and related variances versus the prior year.

			Percentage Change
	Three Months Ended		Due to:
SEGMENT SALES*	June 30, 2011		USD		Portfolio
(Dollars in billions)	$	% Change	Price	Volume	and Other
Agriculture	$3.0	10	6	4	—
Electronics & Communications	0.9	36	27	9	—
Industrial Biosciences	0.1	nm	nm	nm	nm
Nutrition & Health	0.5	64	4	2	58
Performance Chemicals	2.0	27	28	(1)	—
Performance Coatings	1.1	15	14	1	—
Performance Materials	1.7	11	14	(2)	(1)
Safety & Protection	1.0	21	6	7	8

* Segment sales include transfers

Segment pre-tax operating income (PTOI) for second quarter 2011 was $1,943 million compared to second quarter 2010 PTOI of $1,655 million.   Excluding significant items, PTOI was $1,993 million, a 20 percent improvement from prior year, as shown in the table below.

SEGMENT PTOI excluding Significant Items*			Change versus 2010
(Dollars in millions)	2Q 2011	2Q 2010	$	%

Agriculture	$826	$746	$80	11%
Electronics & Communications	103	108	(5)	-5%
Industrial Biosciences	10	—	10	nm
Nutrition & Health	38	16	22	138%
Performance Chemicals	503	274	229	84%
Performance Coatings	73	75	(2)	-3%
Performance Materials	254	261	(7)	-3%
Safety & Protection	143	121	22	18%
Other	(37)	(16)	(21)	nm
	$1,913	$1,585	$328	21%
Pharmaceuticals	80	70	10	14%
Total Segment PTOI	$1,993	$1,655	$338	20%

* See schedules B and C for listing of significant items and their impact by segment.

In view of the company’s expanded business portfolio following the Danisco acquisition, two new reportable segments have been added: Industrial Biosciences and Nutrition & Health.  The Industrial Biosciences segment includes Danisco’s enzyme business and DuPont™ Sorona® and Bio-PDOTM businesses, previously reported in Other.  The new Nutrition & Health segment contains Danisco’s food ingredients business and DuPont’s Nutrition & Health business previously reported as part of the Agriculture & Nutrition segment.  The former Agriculture & Nutrition segment, now renamed Agriculture, includes the seed and crop protection businesses.  The following is a summary of business results for each of the company’s reportable segments, comparing second quarter 2011 with second quarter 2010, for sales and PTOI excluding significant items. References to selling price are on a U.S. dollar basis, including the impact of currency.

Agriculture — Sales of $3.0 billion were up $264 million, or 10 percent, reflecting 6 percent price gains and 4 percent volume gains.  Pioneer seed growth was led by strong market performance in North America spanning volume, price and portfolio gains.   Crop Protection sales increased across all product lines more than offsetting the impact of divested businesses.  PTOI for the quarter of $826 million grew 11 percent on higher sales, partly offset by the impact of portfolio changes.

First-half sales of $6.5 billion grew 15 percent with 9 percent higher volume, 5 percent price gains and 1 percent favorable impact of portfolio changes.   Pioneer seed business delivered volume and price gains in North America and Europe.  Crop Protection sales growth was underpinned by continued strong Rynaxypyr® sales, solid herbicide and picoxystrobin fungicide growth, partly offset by the impact of divested businesses.  PTOI for the first half of $1.9 billion grew 16 percent on higher sales.

Electronics & Communications — Sales of $891 million were up 36 percent, with 27 percent higher selling prices, primarily pass-through of metals prices, and 9 percent higher volume.  Volume growth was fueled by strong demand for photovoltaics and consumer electronics in Asia Pacific.  PTOI of $103 million decreased $5 million reflecting increased spending for photovoltaics growth initiatives and extreme volatility of metals pricing which reduced PTOI by about $20 million.

Industrial Biosciences — Sales of $123 million and PTOI of $10 million primarily reflect the acquisition of Danisco’s enzyme business.  PTOI included approximately $2 million of amortization expense associated with the fair value step-up of intangible assets acquired as part of the acquisition.

Nutrition & Health — Sales of $486 million were up $189 million, or 64 percent, with a 58 percent increase from the acquisition of Danisco’s food ingredients business, 4 percent higher selling prices and 2 percent volume growth.  PTOI of $38 million increased $22 million, primarily due to the acquisition.  PTOI included approximately $7 million of amortization expense associated with the fair value step-up of intangible assets acquired as part of the acquisition.

Performance Chemicals — Sales of $2.0 billion were up 27 percent, with 28 percent higher selling prices and 1 percent lower volume.  Sales increased substantially across all major regions.  Higher selling prices stemmed from strong global demand for titanium dioxide, refrigerants, fluoroproducts and industrial chemicals, and more than offset raw material increases.  Lower volume reflects weather-related supply disruptions in industrial chemicals.  PTOI was $503 million, increasing $229 million on strong sales performance.

Performance Coatings — Sales of $1.1 billion were up 15 percent, with 14 percent higher selling prices and 1 percent higher volume.  Higher selling prices reflect pricing actions across all market segments to offset higher raw material costs along with a favorable currency impact. Strong demand continued in industrial coatings, particularly in North American heavy-duty truck markets.  PTOI of $73 million decreased slightly as higher sales were offset by higher raw material, energy and freight costs.

Performance Materials — Sales of $1.7 billion were up 11 percent, with 14 percent higher selling prices, partially offset by 2 percent lower volume and a 1 percent reduction from a portfolio change.  Ongoing demand in electronic, packaging and automotive markets led to favorable pricing in all regions.  Lower volume reflects supply constraints due to production outages, as well as supply chain disruptions as a result of the Japan earthquake.  PTOI of $254 million decreased slightly due to the absence of a $27 million benefit from a gain on the sale of a business and an insurance recovery in the prior year and lower volume, partially offset by higher selling prices.

Safety & Protection — Sales of $1.0 billion were up 21 percent, with an 8 percent increase from a portfolio change as a result of the MECS acquisition, 7 percent higher volume and 6 percent higher selling prices.  Higher volume reflects continued growth from increased demand for aramid and nonwoven products in industrial and public sector markets across all major regions.  Higher selling prices primarily reflect pricing actions taken to offset increases in raw material costs.  PTOI of $143 million increased significantly, primarily driven by the portfolio change and a favorable currency impact, partially offset by higher spending for the Kevlar® expansion at Cooper River.

Additional information is available on the DuPont Investor Center website at www.dupont.com.

Outlook

The company increased its full-year 2011 earnings outlook, excluding significant items, to a range of $3.90 to $4.05 per share.  The increase reflects strong second-quarter results, the expectation for continued global economic growth and about $.05 per share full-year operating earnings from Danisco on an underlying basis.   Prior guidance was a range of $3.65 to $3.85 per share, excluding the impact of Danisco.

The company’s estimate for the impact of the Danisco acquisition on full-year reported earnings is now a reduction of $.18 to $.29 per share, versus the previous estimate of a $.30 to $.45 per share reduction. The current view is based on anticipated full-year Danisco operating earnings of about $.05 per share and significant item charges related to the acquisition estimated to be $.23 to $.34 per share. In addition to these Danisco charges, the company expects a $.03 per share significant item charge in the third quarter associated with a licensing agreement.

Use of Non-GAAP Measures

Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company.  Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance.  Reconciliations of non-GAAP measures to GAAP are provided in schedules C and D.

DuPont (www.dupont.com) is a science-based products and services company. Founded in 1802, DuPont puts science to work by creating sustainable solutions essential to a better, safer, healthier life for people everywhere. Operating in more than 90 countries, DuPont offers a wide range of innovative products and services for markets including agriculture and food; building and construction; communications; and transportation.

Forward-Looking Statements:  This news release contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates” or other words of similar meaning.  All statements that address expectations or projections about the future, including statements about the company’s growth strategy, product development, regulatory approval, market position, anticipated benefits of acquisitions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized.  Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control.  Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; inability to protect and enforce the company’s intellectual property rights; and integration of acquired businesses and completion of divestitures of underperforming or non-strategic assets or businesses.  The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

#   #   #

7/28/11

E. I. du Pont de Nemours and Company

Consolidated Income Statements

(Dollars in millions, except per share amounts)

SCHEDULE A

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net sales	$10,264	$8,616	$20,298	$17,100
Other income, net (a)	229	464	254	824

Total	10,493	9,080	20,552	17,924

Cost of goods sold and other operating charges (a)	7,191	5,984	14,022	11,780
Selling, general and administrative expenses	1,136	1,021	2,163	2,014
Research and development expense	462	404	861	769
Interest expense	115	103	215	206

Total	8,904	7,512	17,261	14,769

Income before income taxes	1,589	1,568	3,291	3,155
Provision for income taxes (a)	360	400	618	850

Net income	1,229	1,168	2,673	2,305

Less: Net income attributable to noncontrolling interests	11	9	24	17

Net income attributable to DuPont	$1,218	$1,159	$2,649	$2,288

Basic earnings per share of common stock	$1.31	$1.27	$2.85	$2.52

Diluted earnings per share of common stock	$1.29	$1.26	$2.80	$2.50

Dividends per share of common stock	$0.41	$0.41	$0.82	$0.82

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	930,798,000	907,099,000	927,860,000	906,289,000
Diluted	943,987,000	914,548,000	942,461,000	913,216,000

(a) See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

SCHEDULE A (continued)

	June 30, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$2,268	$4,263
Marketable securities	214	2,538
Accounts and notes receivable, net	9,368	5,635
Inventories	6,049	5,967
Prepaid expenses	166	122
Deferred income taxes	638	534
Total current assets	18,703	19,059
Property, plant and equipment, net of accumulated depreciation (June 30, 2011 - $19,146; December 31, 2010 - $18,628)	13,185	11,339
Goodwill	5,550	2,617
Other intangible assets	5,494	2,704
Investment in affiliates	1,084	1,041
Other assets	3,720	3,650
Total	$47,736	$40,410

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,767	$4,360
Short-term borrowings and capital lease obligations	2,336	133
Income taxes	516	225
Other accrued liabilities	3,922	4,671
Total current liabilities	10,541	9,389
Long-term borrowings and capital lease obligations	12,460	10,137
Other liabilities	11,059	11,026
Deferred income taxes	1,174	115
Total liabilities	35,234	30,667

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; issued at June 30, 2011 - 1,018,112,000; December 31, 2010 - 1,004,351,000	305	301
Additional paid-in capital	9,978	9,227
Reinvested earnings	13,683	12,030
Accumulated other comprehensive loss	(5,453)	(5,790)
Common stock held in treasury, at cost (87,041,000 shares at June 30, 2011 and December 31, 2010)	(6,727)	(6,727)
Total DuPont stockholders’ equity	12,023	9,278
Noncontrolling interests	479	465
Total equity	12,502	9,743
Total	$47,736	$40,410

E. I. du Pont de Nemours and Company

Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

SCHEDULE A (continued)

	Six Months Ended June 30,
	2011	2010

Cash provided by (used for) operating activities	$(644)	$(424)

Investing activities
Purchases of property, plant and equipment	(741)	(500)
Investments in affiliates	(27)	(54)
Payments for businesses (net of cash acquired)	(6,264)	—
Net (increase) decrease in short-term financial instruments	2,404	253
Other investing activities - net	(408)	576
Cash provided by (used for) investing activities	(5,036)	275

Financing activities
Dividends paid to stockholders	(767)	(748)
Net increase (decrease) in borrowings	3,823	(831)
Repurchase of common stock	(272)	—
Proceeds from exercise of stock options	768	33
Other financing activities - net	(22)	2
Cash provided by (used for) financing activities	3,530	(1,544)

Effect of exchange rate changes on cash	155	(113)

Increase (decrease) in cash and cash equivalents	(1,995)	(1,806)

Cash and cash equivalents at beginning of period	4,263	4,021

Cash and cash equivalents at end of period	$2,268	$2,215

E. I. du Pont de Nemours and Company

Schedule of Significant Items

(Dollars in millions, except per share amounts)

SCHEDULE B

SIGNIFICANT ITEMS

	Pre-tax		After-tax		($ Per Share)
	2011	2010	2011	2010	2011	2010

1st Quarter - Total	$—	$—	$—	$—	$—	$—

2nd Quarter
Transaction costs related to the acquisition of Danisco (a)	(103)	—	(81)	—	(0.08)	—
Adjustment of interest and accruals related to income tax settlements (b)	—	59	—	87	—	0.09
2nd Quarter - Total	$(103)	$59	$(81)	$87	$(0.08)	$0.09

Year-to-date - Total (c)	$(103)	$59	$(81)	$87	$(0.09)	$0.10

(a)

Second quarter and full year 2011 included charges related to the Danisco acquisition of $(103) recorded in Cost of goods sold and other operating charges. These charges included $(60) of transaction costs and a $(43) charge related to the fair value step-up of inventories that were acquired from Danisco and sold in the second quarter 2011. Pre-tax charges by segment were: Industrial Biosciences - $(17) and Nutrition & Health - $(33). The remaining fair value step-up of inventories acquired from Danisco of $132 is expected to be expensed in 2011 as these inventories are sold.

(b)

Second quarter and full year 2010 includes benefits for the adjustment of accrued interest of $59 ($38 after-tax) recorded in Other income, net and the adjustment of income tax accruals of $49 associated with settlements of prior year tax contingencies.

(c)	Earnings per share for the year does not equal the sum of quarterly earnings per share due to changes in average share calculations.

See Schedule C for detail by segment.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
SEGMENT SALES (1)
Agriculture	$2,997	$2,733	$6,501	$5,674
Electronics & Communications	891	657	1,702	1,288
Industrial Biosciences	123	—	123	—
Nutrition & Health	486	297	810	598
Performance Chemicals	1,995	1,569	3,792	2,983
Performance Coatings	1,105	962	2,098	1,864
Performance Materials	1,745	1,576	3,452	3,110
Safety & Protection	1,025	845	1,990	1,634
Other	1	57	37	105
Total Segment sales	$10,368	$8,696	$20,505	$17,256

Elimination of transfers	(104)	(80)	(207)	(156)
Consolidated net sales	$10,264	$8,616	$20,298	$17,100

(1)   Sales for the reporting segments include transfers.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C (continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
PRE-TAX OPERATING INCOME/(LOSS) (PTOI)
Agriculture	$826	$746	$1,937	$1,669
Electronics & Communications	103	108	214	213
Industrial Biosciences	(7)	—	(7)	—
Nutrition & Health	5	16	30	34
Performance Chemicals	503	274	897	464
Performance Coatings	73	75	138	120
Performance Materials	254	261	542	491
Safety & Protection	143	121	288	223
Pharmaceuticals	80	70	130	291
Other	(37)	(16)	(101)	(47)
Total Segment PTOI	1,943	1,655	4,068	3,458

Net exchange gains (losses) (1)	4	105	(139)	135
Corporate expenses & net interest	(358)	(192)	(638)	(438)
Income before income taxes	$1,589	$1,568	$3,291	$3,155

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)
Agriculture	$—	$—	$—	$—
Electronics & Communications	—	—	—	—
Industrial Biosciences	(17)	—	(17)	—
Nutrition & Health	(33)	—	(33)	—
Performance Chemicals	—	—	—	—
Performance Coatings	—	—	—	—
Performance Materials	—	—	—	—
Safety & Protection	—	—	—	—
Pharmaceuticals	—	—	—	—
Other	—	—	—	—
Total significant items by segment	$(50)	$—	$(50)	$—

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
PTOI EXCLUDING SIGNIFICANT ITEMS
Agriculture	$826	$746	$1,937	$1,669
Electronics & Communications	103	108	214	213
Industrial Biosciences	10	—	10	—
Nutrition & Health	38	16	63	34
Performance Chemicals	503	274	897	464
Performance Coatings	73	75	138	120
Performance Materials	254	261	542	491
Safety & Protection	143	121	288	223
Pharmaceuticals	80	70	130	291
Other	(37)	(16)	(101)	(47)
Total Segment PTOI excluding significant items	$1,993	$1,655	$4,118	$3,458

(1)	Gains and losses resulting from the company’s hedging program are largely offset by associated tax effects.
See Schedule D for additional information.
(2)	See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D

Summary of Earnings Comparisons

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change

Segment PTOI	$1,943	$1,655	17%	$4,068	$3,458	18%
Significant items (benefit) charge included in PTOI (per Schedule C)	50	—		50	—
Segment PTOI excluding significant items	$1,993	$1,655	20%	$4,118	$3,458	19%

Net income attributable to DuPont	$1,218	$1,159	5%	$2,649	$2,288	16%
Significant items (benefit) charge included in net income attributable to DuPont (per Schedule B)	81	(87)		81	(87)
Net income attributable to DuPont excluding significant items	$1,299	$1,072	21%	$2,730	$2,201	24%

EPS	$1.29	$1.26	2%	$2.80	$2.50	12%
Significant items (benefit) charge included in EPS (per Schedule B)	0.08	(0.09)		0.09	(0.10)
EPS excluding significant items	$1.37	$1.17	17%	$2.89	$2.40	20%

Average number of diluted shares outstanding	943,987,000	914,548,000	3.2%	942,461,000	913,216,000	3.2%

Reconciliation of Earnings Per Share (EPS) Outlook

	Year Ended
	December 31,
	2011 Outlook	2010 Actual

Earnings per share - excluding significant items	$3.90 to $4.05	$3.28
Danisco acquisition related costs	(0.23) to (0.34)	—
Charge related to a licensing agreement	(0.03)	(0.03)
Adjustments of interest and accruals related to income tax settlements and tax valuation allowances	—	0.14
Loss on early extinguishment of debt	—	(0.13)
Reversal of accruals related to the 2008 and 2009 restructuring reserves	—	0.02
Reported EPS	$3.53 to $3.79	$3.28

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D

Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Income before income taxes	$1,589	$1,568	$3,291	$3,155
Less: Net income attributable to noncontrolling interests	11	9	24	17
Add: Interest expense	115	103	215	206
Adjusted EBIT	1,693	1,662	3,482	3,344
Add: Depreciation and amortization	383	355	744	721
Adjusted EBITDA	$2,076	$2,017	$4,226	$4,065

Calculation of Free Cash Flow

	Six Months Ended June 30,
	2011	2010
Cash provided by (used for) operating activities	$(644)	$(424)
Less: Purchases of property, plant and equipment	741	500
Free cash flow	$(1,385)	$(924)

Reconciliations of Fixed Costs as a Percent of Sales

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Total charges and expenses - consolidated income statements	$8,904	$7,512	$17,261	$14,769
Remove:
Interest expense	(115)	(103)	(215)	(206)
Variable costs (1)	(4,936)	(4,119)	(9,658)	(8,104)
Significant items - benefit (charge) (2)	(103)	—	(103)	—
Fixed costs	$3,750	$3,290	$7,285	$6,459

Consolidated net sales	$10,264	$8,616	$20,298	$17,100

Fixed costs as a percent of consolidated net sales	36.5%	38.2%	35.9%	37.8%

(1)	Includes variable manufacturing costs, freight, commissions and other selling expenses which vary with the volume of sales.
(2)	See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Exchange Gains/Losses

The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes.  The net pre-tax exchange gains and losses are recorded in Other income, net on the Consolidated Income Statements and are largely offset by the associated tax impact.

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Subsidiary/Affiliate Monetary Position Gain (Loss)
Pre-tax exchange gains (losses) (includes equity affiliates)	$55	$(223)	$285	$(408)
Local tax benefits (expenses)	(10)	(12)	(5)	(22)
Net after-tax impact from subsidiary exchange gains (losses)	$45	$(235)	$280	$(430)

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$(51)	$328	$(424)	$543
Tax benefits (expenses)	17	(114)	147	(189)
Net after-tax impact from hedging program exchange gains (losses)	$(34)	$214	$(277)	$354

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses)	$4	$105	$(139)	$135
Tax benefits (expenses)	7	(126)	142	(211)
Net after-tax exchange gains (losses)	$11	$(21)	$3	$(76)

As shown above, the “Total Exchange Gain (Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain (Loss)” and the “Hedging Program Gain (Loss).”

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

Base income tax rate is defined as the effective income tax rate less the effect of exchange gains/losses, as defined above, and significant items.

		Three Months Ended June 30,		Six Months Ended June 30,
		2011	2010	2011	2010

	Income before income taxes	$1,589	$1,568	$3,291	$3,155
	Add: Significant items - (benefit) charge (1)	103	(59)	103	(59)
	Less: Net exchange gains (losses)	4	105	(139)	135
	Income before income taxes, significant items and exchange gains/losses	$1,688	$1,404	$3,533	$2,961

	Provision for income taxes	$360	$400	$618	$850
Add:	Tax benefit (expenses) on significant items	22	28	22	28
	Tax benefits (expenses) on exchange gains/losses	7	(126)	142	(211)
	Provision for income taxes, excluding taxes on significant items and exchange gains/losses	$389	$302	$782	$667

	Effective income tax rate	22.7%	25.5%	18.8%	26.9%
	Significant items effect	(0.1)%	2.9%	0.1%	1.5%
	Tax rate before significant items	22.6%	28.4%	18.9%	28.4%
	Exchange gains (losses) effect	0.4%	(6.9)%	3.2%	(5.9)%
	Base income tax rate	23.0%	21.5%	22.1%	22.5%

(1)  See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Danisco Opening Balance Sheet

(Dollars in millions, except per share amounts)

SCHEDULE E

The Danisco acquisition was valued at $6,417, plus net debt assumed of $617.  The following table summarizes the fair value of the assets acquired and liabilities assumed as of the acquisition date.  These amounts represent the preliminary allocation of the purchase price.  Final determination of the fair value may result in further adjustments to the values presented below.

Net working capital, including inventory step-up (1)	$795
Property, plant and equipment (PP&E) (2)	1,720
Goodwill	2,925
Definite-lived intangible assets (3)	1,857
Indefinite-lived intangible assets	1,002
Net debt	(617)
Deferred income taxes (4)	(1,060)
Other liabilities, net of other assets	(205)
Net assets acquired	$6,417

(1)

The fair value of inventories acquired included a step-up in the value of $175, of which $43 was expensed to cost of goods sold and other operating charges in the second quarter and the remaining amount is expected to be expensed in 2011. The step-up in the value of inventories acquired by segment were: Industrial Biosciences - $70 and Nutrition & Health - $105.

(2)

The fair value of PP&E acquired included a step-up in the value of $607. The depreciation expense related to this step-up in value for the full-year 2011 by segment is expected to be: Industrial Biosciences - $9 and Nutrition & Health - $18.

(3)

The amortization expense related to the fair value step-up of definite-lived intangible assets for the full-year 2011 by segment is expected to be: Industrial Biosciences - $11 and Nutrition & Health - $51.

(4)	The deferred income tax liabilities assumed represent the adjustments for the tax impact of fair value adjustments, primarily relating to the definite-lived intangible assets.